OFFER OF EMPLOYMENT LETTER

Dated as of June 18, 2009

Ziv Zviel
I.D. No. 027754738
Yetkovsky 29
Petach-Tikva, Israel

Dear Ziv,

On behalf of Delta Three Israel, Ltd. (“Delta Three Israel”), I am pleased to extend to you an offer of employment in accordance with the terms and conditions set forth below.

You will be employed as the Chief Financial Officer and Treasurer of Delta Three Israel and deltathree, Inc. (“deltathree”, and together with Delta Three Israel, the “Company”) reporting to both the Chief Executive Officer of the Company and the Board of Directors of deltathree, Inc. This assignment will commence at such time prior to the expiration of the 60-day transition period beginning as of the date set forth above as indicated by the CEO; prior to such time you will serve as a member of the Finance Department and work closely with Richard Grant in preparing to assume the positions of Chief Financial Officer and Treasurer. This is a full time assignment, beginning on or about June 21, 2009.

The duties and responsibilities of serving as the Chief Financial Officer and the Treasurer of the Company include, but are not limited to, the following:

•	Supervising the other members of the Finance Department;
•	Maintaining the Company’s books and records in accordance with U.S. and Israeli GAAP (as applicable);
•	Preparing monthly, quarterly and annual financial reports and assisting in the preparation of the Forms 10-Q and Forms 10-K filed by the Company with the SEC;
•	Managing the Company’s monthly cash flow and arranging for payment of invoices;
•	Monitoring and supervising the Company’s compliance with the Sarbanes-Oxley Act;
•	Responsibility for all credit and banking relationships and activities;
•	Arranging for insurance for the Company; and
•
Consulting and advising the Company’s officers and directors on a range of issues related to finance (including financial controls, accounting, financial analysis and capital management), strategy, risk management, compliance/regulatory issues, acquisitions, and outside investment.

419 Lafayette Street, 2nd Floor, N.Y., NY 10003, U.S.A. Tel (212) 500-4899 Fax (212) 500-4888
Jerusalem Technology Park, P.O.B. 48265, Jerusalem, Israel, Tel 972-2-649-1222 Fax 9722-649-1200

You will be eligible to receive monthly compensation according to the table below. Payments will be made every month, starting on or before the ninth of the month following the commencement of your employment. You acknowledge that your monthly compensation stated below includes remuneration for all allowances and benefits required by law, by extension of the law, or any collective bargaining agreements (with the sole exception of travel allowances and meal allowances, also described below), as follows:

Type of Payment	Sum
Base Salary	9,000 USD (with payment in NIS according to the official exchange rate of the Bank of Israel on the day of payroll processing).
Travel Allowance	Equal to intercity bus fare (“chofshi-chodshi”) (up to a maximum of 485 NIS).
Meals	Up to a maximum of 14 NIS per meal, plus income tax, as appropriate for the portion subsidized by the Company.
Dmei Havra’a	One-twelfth (1/12) of the annual payment due included in the gross monthly salary offered above, as-this amount may be adjusted from time to time

You are eligible to lease a car through the Company according to the rates, policies and procedures of the Company. Please note that if you wish to lease a car (i) your Base Salary will be reduced by the amount of your monthly car lease price, (ii) you will pay tax and Bituach Leumi on the reduced Base Salary and (iii) all salary-related benefits (such as Manager's Insurance, severance pay and Keren Hishtalmut) will be calculated based upon the reduced Base Salary.  You will pay the tax applicable to the lease of your car as required by the law, which will be automatically deducted from your monthly paycheck. For example, if your Base Salary (as indicated in the table above) is 36,000 NIS (at an exchange rate of 4 NIS for $1.00) and the car lease cost is 4,000 NIS per month, your reduced monthly Base Salary will be 32,000 NIS.  As a condition of leasing a car you are required to sign the Company’s car policy and car lease addendum.  Please note that if you lease a car through the Company, you will not be eligible to receive the Travel Allowance described in the table above.

You are expected to work a five-day week, Sunday through Thursday inclusive, from 9:00-18:00. In calculating the Gross Salary, it is understood that you will be involved in duties which require your special personal care and loyalty, and therefore the provisions of the Work Hours and Rest Law, 1951, or any law that may be enacted in its place, will not apply to you.  You will not be entitled to remuneration according to the Work Hours and Rest Law and acknowledge that your Gross Salary has already been increased to include within it all payments which are paid to an employee who is paid in accordance with the directives of the Work Hours and Rest Law.  You are expected to work those days and hours necessary for the proper performance of your duties.

419 Lafayette Street, 2nd Floor, N.Y., NY 10003, U.S.A. Tel (212) 500-4899 Fax (212) 500-4888
Jerusalem Technology Park, P.O.B. 48265, Jerusalem, Israel, Tel 972-2-649-1222 Fax 9722-649-1200

You will be eligible to receive Manager’s Insurance from your first day of employment.  Pursuant to the terms of this plan, you may contribute 5% of your Base Salary and the Company will contribute an equivalent amount.  In addition, the Company will contribute an amount equal to 8.3% of your Base Salary for severance pay provisions and an amount equal to 0.75% of your Base Salary for employment disability payment.

You will be eligible to receive Keren Hishtalmut from your first day of employment.  Pursuant to the terms of this plan, you may contribute 2.5% of your Base Salary and the Company will contribute an amount equal to 7.5% of your Base Salary salary.  Keren Hishtalmut is provided up to the monthly salary ceiling set by the income tax authorities.

You are eligible for our Company yearly bonus plan, subject to the terms of the plan and the Company’s policies.

You will be entitled to take up to 18 vacation days per year, which will accumulate on a monthly basis. Your vacation allotment will be updated according to our absence procedures and according to the law. Furthermore, you are encouraged to take vacation days during the actual calendar year in which they are accrued.  Excess vacation days not used by the end of each calendar year are forfeited, provided that if you have not used all your vacation days by the end of the calendar year you may carry over up to 5 days through the end of the first quarter of the following calendar year. During the initial year of employment, you are entitled to use vacation days as they are accrued, and vacation days taken beyond the amount accrued will be deducted from your salary. From your second year of employment and onward, you will be allowed to use up to 5 vacation days before they are accrued.

The full terms, conditions and company benefits of your employment are detailed in our employee handbook, which might be amended by the Company from time to time and which any such amendment shall not be considered as adversely affecting your terms of employment.  The handbook is on our network and accessible to all our employees.  You are required to read the handbook during the first two weeks of your employment with us and to sign and return to us the Confirmation at the end of the handbook indicating that you have received, read and understood the handbook.

Your employment with the Company is not of a set duration. Termination of this Offer of Employment Letter by either party will require two months notice and must be provided in accordance with applicable law.

419 Lafayette Street, 2nd Floor, N.Y., NY 10003, U.S.A. Tel (212) 500-4899 Fax (212) 500-4888
Jerusalem Technology Park, P.O.B. 48265, Jerusalem, Israel, Tel 972-2-649-1222 Fax 9722-649-1200

As a condition of your employment, you are required to sign our Non-Disclosure, Non-Solicitation, Non-Competition and Inventions Agreement, which is provided as part of this Offer of Employment Letter.

If the above offer is agreeable to you, please indicate by signing below.

Welcome to the Company.

DELTA THREE ISRAEL, LTD.

/s/ Merav Carmeli
Merav Carmeli
Human Resources Coordinator

/s/ Ziv Zviel
Ziv Zviel

419 Lafayette Street, 2nd Floor, N.Y., NY 10003, U.S.A. Tel (212) 500-4899 Fax (212) 500-4888
Jerusalem Technology Park, P.O.B. 48265, Jerusalem, Israel, Tel 972-2-649-1222 Fax 9722-649-1200